Exhibit 99.1

Date: August 2, 2022	CorVel Corporation
5128 Apache Plume Road
Suite 400
Fort Worth, TX 76109

FOR IMMEDIATE RELEASE	Contact: Melissa Storan
Phone: 949-851-1473
www.corvel.com

CorVel Announces Revenues and Earnings

FORT WORTH, Texas, August 2, 2022 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended June 30, 2022. Earnings per share for the quarter were $0.94, compared to $0.92 in the same quarter of the prior year. Revenues for the quarter were $176 million, an increase from $153 million in the same quarter of the previous year.

The Company’s conservative approach to business continues to support a high return on equity despite current inflation and economic dynamics. Revenue growth in the year has been strong led by CERiS, in the payment integrity space. The results achieved are a continuation of top-line growth from June quarters in the years prior, discounting the pandemic low from 2020.

During the quarter, developing and optimizing systems to enhance team member efficiency and effectiveness remained a focus. These investments result in increasingly automated and augmented workflows which increase and enhance the team’s throughput as well as the results achieved for CorVel’s partners.

About CorVel

CorVel Corporation applies technology including artificial intelligence, machine learning and natural language processing to enhance the managing of episodes of care and the related health care costs. We partner with employers, third-party administrators, insurance companies and government agencies in managing workers’ compensation and health, auto and liability services. Our diverse suite of solutions combines our integrated technologies with a human touch. CorVel's customized services, delivered locally, are backed by a national team to support clients as well as their customers and patients.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our commercial health-focused operation, improved productivity resulting from automation and augmentation across enterprise business systems, and expansion within our ancillary network. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement, including the risk that the impact of the COVID-19 pandemic on our business, results of operations and financial condition is greater than our initial assessment.

The risks and uncertainties referred to above include but are not limited to factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2021, September 30, 2021, and December 31, 2021. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results – Income Statement

Quarters Ended June 30, 2022 (unaudited) and June 30, 2021 (unaudited)

Quarter Ended	June 30, 2022	June 30, 2021
Revenues	$176,307,000	$152,620,000
Cost of revenues	136,438,000	115,407,000
Gross profit	39,869,000	37,213,000
General and administrative	18,671,000	16,645,000
Income from operations	21,198,000	20,568,000
Income tax provision	4,507,000	3,725,000
Net income	$16,691,000	$16,843,000
Earnings Per Share:
Basic	$0.95	$0.94
Diluted	$0.94	$0.92
Weighted Shares
Basic	17,506,000	17,897,000
Diluted	17,803,000	18,220,000

CorVel Corporation

Quarterly Results – Condensed Balance Sheet

June 30, 2022 (unaudited) and March 31, 2022

	June 30, 2022	March 31, 2022
Cash	$94,308,000	$97,504,000
Customer deposits	74,421,000	69,781,000
Accounts receivable, net	81,090,000	82,586,000
Prepaid taxes and expenses	10,816,000	15,123,000
Property, net	83,707,000	76,268,000
Goodwill and other assets	38,887,000	38,964,000
Right-of-use asset, net	32,448,000	35,020,000
Total	$415,677,000	$415,246,000
Accounts and taxes payable	$23,901,000	$14,431,000
Accrued liabilities	157,504,000	156,939,000
Deferred tax liability	1,345,000	1,689,000
Long-term lease liabilities	27,299,000	29,792,000
Paid-in capital	204,842,000	201,612,000
Treasury stock	(681,208,000)	(654,520,000)
Retained earnings	681,994,000	665,303,000
Total	$415,677,000	$415,246,000